Exhibit 4(l)
DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

As of December 31, 2022, General Electric Company (“GE,” the “Company,” “we,” “us” or “our”) had seven classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): our common stock par value $0.01 per share, (the “common stock”), our 1.250% Notes due 2023 (the “2023 Notes”), our 0.875% Notes due 2025 (the “2025 Notes”), our 1.875% Notes due 2027 (the “2027 Notes”), our 1.500% Notes due 2029 (the “2029 Notes”), our 2.125% Notes due 2037 (the “2037 Notes” and, together with the 2023 Notes, the 2025 Notes, the 2027 Notes, the 2029 Notes and 2037 Notes, the “Euro Notes”), and the 7 1/2% Guaranteed Subordinated Notes due 2035 originally issued by General Electric Capital Services, Inc. (“GECS”) and guaranteed by GE (the “Dollar Notes”). The Euro Notes and the Dollar Notes are together referred to as the “notes.”

DESCRIPTION OF COMMON STOCK
The following description of GE common stock is a summary, does not purport to be complete and is subject to the provisions of our Certificate of Incorporation, our By-laws and the relevant provisions of the law of the State of New York.

Authorized Common Stock

We are currently authorized to issue up to 1,650,000,000 shares of common stock, par value $0.01 per share.

General

The GE common stock is not redeemable, has no subscription or conversion rights and does not entitle the holder to any preemptive rights.

Holders of GE common stock are entitled to share ratably in any dividends and in any assets available for distribution on liquidation, dissolution or winding-up, subject to the preferential rights of the holders of any preferred stock that may be issued.

Dividends may be paid on GE common stock out of funds legally available for dividends, when and if declared by GE’s board of directors.

EQ Shareowner Services is the transfer agent and registrar for the common stock.

Certain Provisions of the Company’s Restated Certificate of Incorporation and By-Laws

Each share of GE common stock entitles the holder of record to one vote at all meetings of shareholders, and the votes are noncumulative. For business to be properly brought by a shareholder before the annual meeting of shareholders, the shareholder must give timely notice thereof in writing to the Secretary of the Company and such business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice of intention to make a nomination or to propose other business at the annual meeting must either (i) be sent to the Company in compliance with the requirements of SEC Rule 14a-8, if the proposal is submitted under such rule, or (ii) if not, be mailed and received by, or delivered to, the Secretary at the principal executive offices of the Company not earlier than the 150th day and not later than the close of business on the 120th day prior to the anniversary of the date the Company commenced mailing of its proxy materials in connection with the most recent annual meeting of shareholders or, if the date of the annual meeting of shareholders is more than 30 days earlier or later than the anniversary date of the most recent annual meeting of shareholders, then not later than the close of business on the earlier of (a) the 10th day after public disclosure of the meeting date, or (b) the 60th day prior to the date the Company commences mailing of its proxy materials in connection with the annual meeting of shareholders.

Special meetings of the shareholders may be called by GE’s board of directors, or by the Secretary of the Company upon the written request therefor of shareholders holding ten percent of the then issued stock of the Company entitled to vote generally in the election of directors, filed with the Secretary of the Company. A shareholder request for a special meeting must state the purpose(s) of the proposed meeting and must include the information required for business to be properly brought by a shareholder before the annual meeting of shareholders as set forth in the By-laws with respect to any director nominations or other business proposed to be presented at such special meeting and as to the shareholder(s) requesting such meeting. Business transacted at a special meeting requested by shareholders will be limited to the purpose(s) stated in the request; provided, however, that nothing in the Company By-Laws prohibits GE’s board of directors from submitting matters to the shareholders at any special meeting requested by shareholders.

Our By-laws may be amended or repealed, and new By-laws may be adopted, by the shareholders or by GE’s board of directors, except that GE’s board of directors has no authority to amend or repeal any By-law which is adopted by the shareholders after April 20, 1948, unless such authority is granted to the GE board of directors by the specific provisions of a By-law adopted by the shareholders.

DESCRIPTION OF EURO NOTES

The following description of the particular terms of the Euro Notes is a summary and does not purport to be complete. We encourage you to read the applicable indenture for additional information.

General

The Euro Notes were issued under the senior note indenture, dated October 9, 2012 (the “Euro Notes Base Indenture”), between us and The Bank of New York Mellon, as trustee (the “Euro Notes Trustee”), as supplemented and amended in respect of the 2023 Notes and the 2027 Notes by the officer’s certificate dated as of May 28, 2015 and in respect of the 2025 Notes, the 2029 Notes, and the 2037 Notes by the officer’s certificate dated as of May 17, 2017 (the Euro Notes Base Indenture as so supplemented and amended, the “Euro Notes Indenture”). As of January 31, 2022, we had outstanding a total of €381,746,000 aggregate principal amount of 2023 Notes that will mature on May 26, 2023, €772,882,000 aggregate principal amount of 2025 Notes that will mature on May 17, 2025, €466,901,000 aggregate principal amount of 2027 Notes that will mature on May 28, 2027, €969,116,000 aggregate principal amount of 2029 Notes that will mature on May 17, 2029 and €560,230,000 aggregate principal amount of 2037 Notes that will mature on May 17, 2037.

The statements under this heading are subject to the detailed provisions of the Euro Notes Indenture. Wherever particular provisions of the Euro Notes Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made and the statements are qualified in their entirety by such reference.

We may issue Euro Notes at any time and from time to time in one or more series under the Euro Notes Indenture. The Euro Notes Indenture give us the ability to reopen a previous issue of a series of Euro Notes and issue additional Euro Notes of the same series, subject to compliance with the applicable requirements set forth in the Euro Notes Indenture. The Euro Notes Indenture does not limit the amount of Euro Notes or other secured or unsecured debt that we or our subsidiaries may issue.

The Euro Notes are unsecured and rank equally with our other unsecured and unsubordinated indebtedness. The Euro Notes were issued only in fully registered, book entry form, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The term “business day” as used with respect to the Euro Notes means any day, other than a Saturday or Sunday, (i) which is not a day on which banking institutions in The City of New York or London are authorized or required by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system, or the TARGET2 system, or any successor thereto, operates.

Listing

Each series of Euro Notes is listed on the NYSE. We have no obligation to maintain such listing, and we may delist one or more series of the Euro Notes at any time.

Interest

The 2023 Notes bear interest from May 28, 2015 at the annual rate 1.250%. We will pay interest on the 2023 Notes annually on May 26 of each year and on the maturity date of the 2023 Notes (each, a “2023 Notes Interest Payment Date”), to the persons in whose names the 2023 Notes are registered at the close of business on the 15th calendar day (whether or not a business day) immediately preceding the related 2023 Notes Interest Payment Date or, if the 2023 Notes are represented by one or more global notes, the close of business on the business day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding the 2023 Notes Interest Payment Date; provided, however, that interest payable on the maturity date of the 2023 Notes or any redemption date of the 2023 Notes shall be payable to the person to whom the principal of such notes shall be payable.

The 2025 Notes bear interest from May 17, 2017 at the annual rate of 0.875%. We will pay interest on the 2025 Notes annually on May 17 of each year and on the maturity date of the 2025 Notes (each, a “2025 Notes Interest Payment Date”), to the persons in whose names the 2025 Notes are registered at the close of business on the 15th calendar day (whether or not a business day) immediately preceding the related 2025 Notes Interest Payment Date or, if the 2025 Notes are represented by one or more global notes, the close of business on the business day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding the 2025 Notes Interest Payment Date; provided, however, that interest payable on the maturity date of the 2025 Notes or any redemption date of the 2025 Notes shall be payable to the person to whom the principal of such notes shall be payable.

The 2027 Notes bear interest from May 28, 2015 at the annual rate of 1.875%. We will pay interest on the 2027 Notes annually on May 28 of each year and on the maturity date of the 2027 Notes (each, a “2027 Notes Interest Payment Date”), to the persons in whose names the 2027 Notes are registered at the close of business on the 15th calendar day (whether or not a business day) immediately preceding the related 2027 Notes Interest Payment Date or, if the 2027 Notes are represented by one or more global notes, the close of business on the business day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding the 2027 Notes Interest Payment Date; provided, however, that interest payable on the maturity date or any redemption date of the 2027 Notes shall be payable to the person to whom the principal of such notes shall be payable.

The 2029 Notes bear interest from May 17, 2017 at the annual rate of 1.500%. We will pay interest on the 2029 Notes annually on May 17 of each year and on the maturity date of the 2029 Notes (each, a “2029 Notes Interest Payment Date”), to the persons in whose names the 2029 Notes are registered at the close of business on the 15th calendar day (whether or not a business day) immediately preceding the related 2029 Notes Interest Payment Date or, if the 2029 Notes are represented by one or more global notes, the close of business on the business day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding the 2029 Notes Interest Payment Date; provided, however, that interest payable on the maturity date of the 2029 Notes or any redemption date of the 2029 Notes shall be payable to the person to whom the principal of such notes shall be payable.

The 2037 Notes bear interest from May 17, 2017 at the annual rate of 2.125%. We will pay interest on the 2037 Notes annually on May 17 of each year and on the maturity date of the
2037 Notes (each, a “2037 Notes Interest Payment Date” and, together with the 2023 Notes Interest Payment Date, the 2025 Notes Interest Payment Date, the 2027 Notes Interest Payment Date and the 2029 Notes Interest Payment Date, a “Euro Notes Interest Payment Date”), to the persons in whose names the 2037 Notes are registered at the close of business on the 15th calendar day (whether or not a business day) immediately preceding the related 2037 Notes Interest Payment Date or, if the 2037 Notes are represented by one or more global notes, the close of business on the business day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding the 2037 Notes Interest Payment Date; provided, however, that interest payable on the maturity date of the 2037 Notes or any redemption date of the 2037 Notes shall be payable to the person to whom the principal of such notes shall be payable.

Interest on the Euro Notes Generally

Interest on the Euro Notes is computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on such series of Euro Notes, to but excluding the next scheduled Euro Notes Interest Payment Date for such series of Euro Notes, as the case may be. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association.

Interest payable on the Euro Notes on any Euro Notes Interest Payment Date, redemption date or maturity date shall be the amount of interest accrued from, and including, the next preceding Euro Notes Interest Payment Date for such series of Euro Notes in respect of which interest has been paid or duly provided for to, but excluding, such Euro Notes Interest Payment Date, redemption date or maturity date, as the case may be. If any interest payment date for a Euro Note falls on a day that is not a business day, the interest payment will be made on the next succeeding day that is a business day, but no additional interest will accrue as a result of the delay in payment. If the maturity date or any redemption date of the Euro Note falls on a day that is not a business day, the related payment of principal, premium, if any, and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day. The rights of holders of beneficial interests of Euro Notes to receive the payments of interest on such notes are subject to the applicable procedures of Euroclear and Clearstream.

Optional Redemption

The Euro Notes of each series will be redeemable at any time prior to February 26, 2023 (in the case of the 2023 Notes), February 17, 2025 (in the case of the 2025 Notes), February 28, 2027 (in the case of the 2027 Notes), February 17, 2029 (in the case of the 2029 Notes) and February 17, 2037 (in the case of the 2037 Notes), as a whole or in part, at our option, on at least 30 days’, but not more than 60 days’, prior notice mailed (or otherwise transmitted in accordance with the applicable procedures of Euroclear or Clearstream) to the registered address of each holder of the notes to be redeemed, at a redemption price equal to the greater of:

•100% of the principal amount of the notes to be redeemed; and

•the sum of the present values of the Remaining Scheduled Payments (as defined below) of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below) in the case of the 2023 Notes, 15 basis points, in the case of the 2025 Notes, 15 basis points, in the case of the 2027 Notes 20 basis points, in the case of the 2029 Notes, 20 basis points, and, in the case of the 2037 Notes, 20 basis points; together with, in each case, accrued and unpaid interest on the principal amount of the notes to be redeemed to, but not including, the date of redemption.
Notwithstanding the immediately preceding paragraph, we may redeem all or a portion of the Euro Notes of each series at our option at any time on or after February 26, 2023 (in the case of the 2023 Notes), February 17, 2025 (in the case of the 2025 Notes), February 28, 2027 (in the case of the 2027 Notes), February 17, 2029 (in the case of the 2029 Notes) and February 17, 2037 (in the case of the 2037 Notes), at a redemption price equal to 100% of the principal amount of such notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If money sufficient to pay the redemption price of all of the notes (or portions thereof) to be redeemed on the redemption date is deposited with the Euro Notes Trustee or paying agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on such notes (or such portion thereof) called for redemption.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German government bond whose maturity is closest to the maturity of the notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not a Euro Notes Interest Payment Date with respect to such Euro Note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced (solely for the purposes of this calculation) by the amount of interest accrued thereon to such redemption date.

We will, or will cause the Euro Notes Trustee on our behalf to, mail notice of a redemption to holders of the applicable notes to be redeemed by first-class mail (or otherwise transmit in accordance with applicable procedures of Euroclear or Clearstream) at least 30 and not more than 60 days prior to the date fixed for redemption. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the applicable series of notes or portions thereof called for redemption. On or before the redemption date, we will deposit with the paying agent or set aside, segregate and hold in trust (if we are acting as paying agent), funds sufficient to pay the redemption price of, and accrued and unpaid interest on, such notes to be redeemed on that redemption date. If fewer than all of the notes of such series are to be redeemed, the Euro Notes Trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called by such method as the Euro Notes Trustee deems fair and appropriate; provided that if the applicable notes are represented by one or more global notes, beneficial interests in the applicable notes will be selected for redemption by Euroclear and Clearstream in accordance with their respective standard procedures therefor; provided, however, that no notes of a principal amount of €100,000 or less shall be redeemed in part.

We may at any time, and from time to time, purchase Euro Notes of any series at any price or prices in the open market or otherwise.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay to or on account of a beneficial owner of a Euro Note who is not a United States person for U.S. federal income tax purposes such additional amounts as may be necessary to ensure that every net payment by us of the principal of and interest on such Euro Note, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment, by the United States or any political subdivision or taxing authority of the United States, will not be less than the amount that would have been payable had no such deduction or withholding been required. However, we will not pay additional amounts for or on account of:

(a)any such tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between the holder or beneficial owner of a Euro Note (or between a fiduciary, settlor, beneficiary, member or shareholder of such person, if such person is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such person (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation, where required, by the holder of any such Euro Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b)any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

(c) any tax, assessment or other governmental charge imposed by reason of the holder or beneficial owner’s past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company for U.S. federal income tax purposes or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

(d)any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any Euro Note;

(e)any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of such Euro Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(f)any tax, assessment or other governmental charge that would not have been imposed but for a failure by the holder or beneficial owner (or any financial institution through which the holder or beneficial owner holds any Euro Note or through which payment on the Euro Note is made) to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the Internal Revenue Service) imposed pursuant to, or complying with any requirements imposed under an intergovernmental agreement entered into between the United States and the government of another country in order to implement the requirements of, Sections 1471 through 1474 of the Internal Revenue Code as in effect on the date of issuance of the Euro Notes or any successor or amended version of these provisions;

(g)any tax, assessment or other governmental charge imposed by reason of such beneficial owner’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of GE or as a direct or indirect affiliate of GE;

(h)any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from a payment on a Euro Note upon presentation of such note, where required, if such payment can be made without such deduction or withholding upon presentation of such note, where required, to any other paying agent; or any combination of two or more of items (a), (b), (c), (d), (e), (f), (g) and (h), nor shall additional amounts be paid with respect to any payment on a Euro Note to a United States Alien Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Euro Note.

The term “United States Alien Holder” means any beneficial owner of a Euro Note that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organised in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

Redemption for Tax Reasons

The Euro Notes will mature and be redeemed at par on their respective maturity dates and are not redeemable prior to maturity except as described above under “—Optional Redemption” or upon certain tax events described below.

We may redeem the Euro Notes prior to maturity in whole, but not in part, on not more than 60 days’ notice and not less than 30 days’ notice at a redemption price equal to 100% of the principal amount of the Euro Notes plus any accrued interest and additional amounts to, but not including, the date fixed for redemption if we determine that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced and becomes effective on or after the date of issuance of the Euro Notes, we have or will become obligated to pay additional amounts with respect to the Euro Notes as described above under “—Payment of Additional Amounts”.

If we exercise our option to redeem the Euro Notes, we will deliver to the Euro Notes Trustee a certificate signed by an authorized officer stating that we are entitled to redeem the Euro Notes and an opinion of independent tax counsel to the effect that the circumstances described above exist.

Issuance in Euros

All payments of interest and principal on the Euro Notes, including payments made upon any redemption of the Euro Notes, will be payable in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Euro Notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euro. Any payment in respect of the Euro Notes so made in U.S. dollars will not constitute an event of default under the Euro Notes or the Euro Notes Indenture. Neither the Euro Notes Trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

As used herein, “market exchange rate” means the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the United States Federal Reserve Board.

Additional Issues

We may from time to time, without notice to or the consent of the holders of any series of Euro Notes, create and issue additional Euro Notes of such series ranking equally and ratably with such series of Euro Notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those additional Euro Notes; provided that, if such additional Euro Notes are not fungible for U.S. federal income tax purposes with the Euro Notes of the applicable series offered hereby, such additional Euro Notes will have a different ISIN and/or any other identifying number. Any such additional Euro Notes will have the same terms as to status, redemption or otherwise as the applicable series of Euro Notes.

Book-Entry System

Global Clearance and Settlement

Each series of Euro Notes has been issued in the form of one or more global notes in fully registered form, without coupons, and deposited with, or on behalf of, a common depositary for, and in respect of interests held through, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to a common depositary for Euroclear or Clearstream or its nominee.

Beneficial interests in the global notes are represented, and transfers of such beneficial interests are effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests are in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold Euro Notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Owners of beneficial interests in the global notes will not be entitled to have Euro Notes registered in their names, and will not receive or be entitled to receive physical delivery of Euro Notes in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the Euro Notes under the Euro Notes Indenture, including for purposes of receiving any reports delivered by us or the Euro Notes Trustee pursuant to the Euro Notes Indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Euro Notes Indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder of Euro Notes is entitled to give or take under the Euro Notes Indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global notes.

Persons who are not Euroclear or Clearstream participants may beneficially own Euro Notes held by the common depositary for Euroclear and Clearstream only through direct or indirect participants in Euroclear and Clearstream. So long as the common depositary for Euroclear and Clearstream is the registered owner of the global note, the common depositary for all purposes will be considered the sole holder of the Euro Notes represented by the global note under the Euro Notes Indenture and the global notes.

Certificated Notes

If the applicable depositary is at any time unwilling or unable to continue as depositary for any of the global notes and a successor depositary is not appointed by us within 90 days, or if we have been notified that both Clearstream and Euroclear have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available, we will issue the Euro Notes in definitive form in exchange for the applicable global notes. We will also issue the Euro Notes in definitive form in exchange for the global notes if an event of default has occurred with regard to the Euro Notes represented by the global notes and has not been cured or waived. In addition, we may at any time and in our sole discretion determine not to have the Euro Notes represented by the global notes and, in that event, will issue the Euro Notes in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of the Euro Notes represented by the global notes equal in principal amount to such beneficial interest and to have such Euro Notes registered in its name. The Euro Notes so issued in definitive form will be issued as registered in minimum denominations of €100,000 and integral multiples of €1,000 thereafter, unless otherwise specified by us. The Euro Notes in definitive form can be transferred by presentation for registration to the registrar at our office or agency for such purpose and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the registrar duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive Euro Notes.

The Euro Notes Trustee, Paying Agent, Calculation Agent, Transfer Agent and Security Registrar

The Bank of New York Mellon is the trustee, transfer agent and security registrar with respect to the Euro Notes and maintains various commercial and investment banking relationships with us and with affiliates of ours. The Bank of New York Mellon, London Branch, will act as paying agent with respect to the Euro Notes.

Principal of, premium, if any, and interest on the Euro Notes will be payable at the office of the paying agent or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Euro Notes at their respective addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest with respect to the

Euro Notes represented by one or more global notes deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear will be made through the facilities of the common depositary. We may change the paying agent without prior notice to the holders, and we or any of our subsidiaries may act as paying agent.

Ranking

The senior Euro Notes outstanding will:

•be general obligations,

•rank equally with all other unsubordinated indebtedness of GE (except to the extent such other indebtedness is secured by collateral that does not also secure the Euro Notes), and

•with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.
A substantial portion of our assets are owned through our subsidiaries, many of which have significant debt or other liabilities of their own which will be structurally senior to the Euro Notes. None of our subsidiaries will have any obligations with respect to the Euro Notes. Therefore, GE’s rights and the rights of GE’s creditors, including holders of Euro Notes, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.

Consolidation, Merger and Sale of Assets

Under the Euro Notes Indenture, we may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (as defined below), referred to as a “successor person” unless:

•the successor person expressly assumes our obligations with respect to the Euro Notes Indenture and the debt securities issued thereunder,

•immediately after giving effect to the transaction, no event of default shall have occurred and be continuing, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and

•we have delivered to the Euro Notes Trustee the certificates and opinions required under the Euro Notes Indenture.
As used in the Euro Notes Indenture, the term “person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, government or agency or political subdivision thereof.

Events of Default

Each of the following will be an event of default under the Euro Notes Indenture with respect to any series of debt securities issued thereunder:

•our failure to pay principal or premium, if any, on that series of debt securities when such principal or premium, if any, becomes due,

•our failure to pay any interest on that series of debt securities for 30 days after such interest becomes due,
•
•our failure to deposit any sinking fund payment for 30 days after such payment is due by the terms of that series of debt securities,

•our failure to perform, or our breach, in any material respect, of any other covenant or warranty in the Euro Notes Indenture with respect to that series of debt securities, other than a covenant or warranty included in the Euro Notes Indenture solely for the benefit of another series of debt securities, for 90 days after either the Euro Notes Trustee has given us or holders of at least 25% in principal amount of the outstanding debt securities of that series have given us and the Euro Notes Trustee written notice of such failure to perform or breach in the manner required by the Euro Notes Indenture,

•specified events involving our bankruptcy, insolvency or reorganization, or

•any other event of default we may provide for that series of debt securities, provided, however, that no event described in the fourth bullet point above will be an event of default until an officer of the Euro Notes Trustee responsible for the administration of the Euro Notes Indenture has actual knowledge of the event or until the Euro Notes Trustee receives written notice of the event at its corporate trust office.
An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. If an event of default for a series of debt securities occurs and is continuing, either the Euro Notes Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series due and immediately payable by a notice in writing to us (and to the Euro Notes Trustee if given by the holders). Upon such declaration, we will be obligated to pay the principal amount of that series of debt securities.

The right described in the preceding paragraph does not apply if an event of default occurs as described in the sixth bullet point above which applies to all outstanding series of debt securities. If such an event of default occurs and is continuing, either the Euro Notes Trustee or holders of at least 25% in principal amount of all of the debt securities then outstanding, treated as one class, may declare the principal amount of all of the debt securities then outstanding to be due and payable immediately by a notice in writing to us (and to the Euro Notes Trustee if given by the holders). Upon such declaration, we will be obligated to pay the principal amount of the debt securities.

After any declaration of acceleration of a series of debt securities, but before a judgment or decree for payment has been obtained, the event of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled if:

•we have paid or deposited with the Euro Notes Trustee a sum sufficient to pay:

•all overdue interest,

•the principal and premium, if any, due otherwise than by the declaration of acceleration and any interest on such amounts,

•any interest on overdue interest, to the extent legally permitted, and

•all amounts due to the Euro Notes Trustee under the Euro Notes Indenture, and

•all events of default with respect to that series of debt securities, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.
If an event of default occurs and is continuing, the Euro Notes Trustee will generally have no obligation to exercise any of its rights or powers under the Euro Notes Indenture at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the Euro Notes Trustee. The holders of a majority in principal amount of the outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Euro Notes Trustee or exercising any trust or power conferred on the Euro Notes Trustee for the debt securities of that series, provided that:

•the direction is not in conflict with any law or the Euro Notes Indenture,

•the Euro Notes Trustee may take any other action it deems proper which is not inconsistent with the direction, and

•the Euro Notes Trustee will generally have the right to decline to follow the direction if an officer of the Euro Notes Trustee determines, in good faith, that the proceeding would involve the Euro Notes Trustee in personal liability or would otherwise be contrary to applicable law.
A holder of a debt security of any series may only pursue a remedy under the Euro Notes Indenture if:

•the holder gives the Euro Notes Trustee written notice of a continuing event of default for that series,

•holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the Euro Notes Trustee to institute proceedings with respect to such event of default,

•the holders offer reasonable indemnity to the Euro Notes Trustee,

•the Euro Notes Trustee fails to pursue that remedy within 60 days after receipt of the notice, request and offer of indemnity, and

•during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the Euro Notes Trustee a direction inconsistent with the request.
However, these limitations do not apply to a suit by a holder of a debt security demanding payment of the principal, premium, if any, or interest on a debt security on or after the date the payment is due.

We are required to furnish to the Euro Notes Trustee annually a statement by some of our officers regarding our performance or observance of any of the terms of the Euro Notes Indenture and specifying all of our known defaults, if any.

Modification and Waiver

When authorized by a board resolution, we may enter into one or more supplemental indentures with the Euro Notes Trustee without the consent of the holders of the debt securities in order to:
•evidence the succession of another person to us, or successive successions, and the assumption of our covenants, agreements and obligations by the successor,

•add to our covenants for the benefit of the holders of any series of debt securities or to surrender any of our rights or powers, add any additional events of default for any series of debt securities for the benefit of the holders of any series of debt securities,

•add to or change any provision of the Euro Notes Indenture to the extent necessary to issue debt securities in bearer form or uncertificated form,

•add to, change or eliminate any provision of the Euro Notes Indenture applying to one or more series of debt securities, provided that if such action adversely affects the interests of any holder of any series of debt securities in any material respect, such addition, change or elimination will become effective with respect to that series only when no such security of that series remains outstanding,

•convey, transfer, assign, mortgage or pledge any property to or with the Euro Notes Trustee or to surrender any right or power conferred upon us by the Euro Notes Indenture,

•establish the forms or terms of any series of debt securities,

•provide for uncertificated securities in addition to certificated securities,

•evidence and provide for successor trustees and to add to or change any provisions of the Euro Notes Indenture to the extent necessary to appoint a separate trustee or trustees for a specific series of debt securities,

•correct any ambiguity, defect or inconsistency under the Euro Notes Indenture,

•make other provisions with respect to matters or questions arising under the Euro Notes Indenture, provided that such action does not adversely affect the interests of the holders of any series of debt securities in any material respect,

•supplement any provisions of the Euro Notes Indenture necessary to defease and discharge any series of debt securities, provided that such action does not adversely affect the interests of the holders of any series of debt securities in any material respect,

•comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded,

•add to, change or eliminate any provisions of the Euro Notes Indenture in accordance with any amendments to the Trust Indenture Act of 1939, provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect, or

•provide for the payment by us of additional amounts in respect of taxes imposed on certain holders and for the treatment of such additional amounts as interest and for all matters incidental thereto.

When authorized by a board resolution, we may enter into one or more supplemental indentures with the Euro Notes Trustee in order to add to, change or eliminate provisions of the Euro Notes Indenture or to modify the rights of the holders of one or more series of debt securities under the Euro Notes Indenture if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities of all series affected by such supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture, we may not enter into a supplemental indenture that:

•except with respect to the reset of the interest rate or extension of maturity pursuant to the terms of a particular series, changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduces the principal amount of, or any premium or rate of interest on, any debt security,

•reduces the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof,

•changes the place or currency of payment of principal, premium, if any, or interest,

•impairs the right to institute suit for the enforcement of any payment on or after such payment becomes due for any debt security,

•reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification of the Euro Notes Indenture, for waiver of compliance with certain provisions of the Euro Notes Indenture or for waiver of certain defaults of the Euro Notes Indenture,

•makes certain modifications to the provisions for modification of the Euro Notes Indenture and for certain waivers, except to increase the principal amount of debt securities necessary to consent to any such change or to provide that certain other provisions of the Euro Notes Indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected by such change,

•makes any change that adversely affects in any material respect the right to convert or exchange any convertible or exchangeable debt security or decreases the conversion or exchange rate or increases the conversion price of such debt security, unless such decrease or increase is permitted by the terms of such debt securities, or

•changes the terms and conditions pursuant to which any series of debt securities are secured in a manner adverse to the holders of such debt securities in any material respect.
Holders of a majority in principal amount of the outstanding debt securities of any series may waive past defaults or noncompliance with restrictive provisions of the Euro Notes Indenture. However, the consent of holders of each outstanding debt security of a series is required to:

•waive any default in the payment of principal, premium, if any, or interest, or

•waive any covenants and provisions of the Euro Notes Indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected.
In order to determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under the Euro Notes Indenture as of a specified date:
•the principal amount of an “original issue discount security” that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date,

•if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security,

•the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S.-dollar equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above, and

•debt securities owned by us or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.

An “original issue discount security” means a debt security issued under the Euro Notes Indenture which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity. Some debt securities, including those for the payment or redemption of which money has been deposited or set aside in trust for the holders, and those which have been legally defeased under the Euro Notes Indenture, will not be deemed to be outstanding.

We will generally be entitled to set any day as a record date for determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Euro Notes Indenture. In limited circumstances, the Euro Notes Trustee will be entitled to set a record date for action by holders of outstanding debt securities. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify, or the Euro Notes Trustee may specify, if it sets the record date. This period may be shortened or lengthened by not more than 180 days.

Defeasance

Subject to the exceptions, and subject to compliance with the applicable requirements set forth in the Euro Notes Indenture, we may discharge our obligations under the Euro Notes Indenture with respect to any series of Euro Notes as described below.

When we use the term defeasance, we mean discharge from some or all of our obligations under the Euro Notes Indenture. If we deposit with the Euro Notes Trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable and comply with all other conditions to defeasance set forth in the Euro Notes Indenture, then, at our option, either of the following will occur:

•we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”), or

•we will no longer have any obligation to comply with the restrictive covenants under the Euro Notes Indenture, and the related events of default will no longer apply to us, but some of our other obligations under the Euro Notes Indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive (“covenant defeasance”).

If we legally defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the Euro Notes Indenture, except for:

•the rights of holders of that series of debt securities to receive, solely from a trust fund, payments in respect of such debt securities when payments are due,

•our obligation to register the transfer or exchange of debt securities,
•
•our obligation to replace mutilated, destroyed, lost or stolen debt securities, and
•
•our obligation to maintain paying agencies and hold moneys for payment in trust.
We may legally defease a series of debt securities notwithstanding any prior exercise of our option of covenant defeasance in respect of such series.

We will be required to deliver to the Euro Notes Trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge

We may discharge our obligations under the Euro Notes Indenture while securities remain outstanding if (1) all outstanding debt securities issued under the Euro Notes Indenture have become due and payable, (2) all outstanding debt securities issued under the Euro Notes Indenture will become due and payable at their stated maturity within one year of the date of deposit or (3) all outstanding debt securities issued under the Euro Notes Indenture are scheduled for redemption in one year, and in each case, we have deposited with the Euro Notes Trustee an amount sufficient to pay and discharge all outstanding debt securities issued under the Euro Notes Indenture on the date of their scheduled maturity or the scheduled date of the redemption and paid all other amounts payable under the Euro Notes Indenture.

Highly Leveraged Transaction

The general provisions of the Euro Notes Indenture do not afford holders of the debt securities issued thereunder protection in the event of a highly leveraged or other transaction involving GE that may adversely affect holders of the debt securities.

Notices
Notices to holders of the Euro Notes will be sent by mail or email to the registered holders, or otherwise in accordance with the procedures of the applicable depositary.

Title
We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue.

Governing Law

The Euro Notes Indenture and the Euro Notes are governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

GE and affiliates of GE maintain various commercial and investment banking relationships with The Bank of New York Mellon and its affiliates in their ordinary course of business. The Bank of New York Mellon also acts as trustee under certain other indentures with GE and its affiliates.

If an event of default occurs under the Euro Notes Indenture and is continuing, the Euro Notes Trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The Euro Notes Trustee will become obligated to exercise any of its powers under the Euro Notes Indenture at the request of any of the holders of any debt securities issued under the Euro Notes Indenture only after those holders have offered the Euro Notes Trustee indemnity satisfactory to it.

If the Euro Notes Trustee becomes one of our creditors, its rights to obtain payment of claims in specified circumstances, or to realize for its own account on certain property received in respect of any such claim as security or otherwise will be limited under the terms of the Euro Notes Indenture. The Euro Notes Trustee may engage in certain other transactions; however, if the Euro Notes Trustee acquires any conflicting interest (within the meaning specified under the Trust Indenture Act), it will be required to eliminate the conflict or resign.

DESCRIPTION OF DOLLAR NOTES

The following description of the particular terms of the Dollar Notes is a summary and does not purport to be complete. We encourage you to read the applicable indenture for additional information.

General

The Dollar Notes were issued under an indenture dated as of August 1, 1995 (the “Dollar Notes Base Indenture”), by and among GECS, GE, as guarantor, and The Bank of New York Mellon, as successor to The Chase Manhattan Bank (National Association), as trustee (the “Dollar Notes Trustee”), as supplemented by the First Supplemental Indenture, dated as of February 22, 2012, pursuant to which General Electric Capital Corporation (“GECC”) succeeded to and assumed the full outstanding principal amount of the Dollar Notes (the Dollar Notes Base Indenture as so supplemented, the “Dollar Notes Indenture”). In 2015, the Dollar Notes were assumed by GE upon its merger with GECC.

As of January 31, 2022, a total of $210,896,000 aggregate principal amount of the Dollar Notes was outstanding. The Dollar Notes will mature on August 21, 2035. The Dollar Notes bear interest from August 21, 1995 at the annual rate of 7 1/2%, payable semi-annually on February 21 and August 21 of each year (each, a “Dollar Notes Interest Payment Date”), to the persons in whose names the Dollar Notes are registered at the close of business on the preceding February 7 and August 7, respectively. The Dollar Notes Indenture does not limit the amount of Dollar Notes or other unsecured, subordinated debt which may be issued thereunder or limit the amount of other debt, secured or unsecured, whether junior or senior to, or pari passu with, the Dollar Notes which may be issued by GE, and no other indenture or instrument to which GE is a party limits the amount of other debt, secured or unsecured, senior to the Dollar Notes which may be issued by GE.

The statements under this heading are subject to the detailed provisions of the Dollar Notes Indenture. Wherever particular provisions of the Dollar Notes Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made and the statements are qualified in their entirety by such reference.

Interest is computed on the basis of a 360-day year consisting of twelve 30-day months. In any case where a Dollar Notes Interest Payment Date or the date of maturity of the principal on the Dollar Notes shall not be a business day, then payment of principal or interest need not be made on such date but may be made on the next succeeding day which is a business day, with the same force and effect as if made on such Dollar Notes Interest Payment Date or the date of maturity, and no interest shall accrue for the period after such date. The term “business day” as used with respect to the Dollar Notes means any day other than a Saturday or Sunday or any other day on which banking institutions are generally authorized or obligated by law or regulation to close in The City of New York.

The Dollar Notes are unsecured and will be subordinated in right of payment to all Superior Indebtedness (as defined below) of the Company as set forth in the Dollar Notes Indenture.

No service charge will be made for any transfer or exchange of the Dollar Notes, but the GE may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Listing

The Dollar Notes are listed on the NYSE. We have no obligation to maintain such listing, and we may delist the Dollar Notes at any time.

Global Notes, Delivery and Form

The Dollar Notes are represented by one or more fully registered global notes that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depository”) and registered in the name of the Depository’s nominee.

Beneficial interests in the global note will be shown on, and transfers thereof will be effected only through, records maintained by the Depository (in respect of its participants) and by its participants. Except as described herein, Dollar Notes in definitive form will not be issued. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

The Depository has advised as follows: it is a limited-purpose trust company which was created to hold securities for its participating organizations (the “Participants”) and to facilitate the clearance and settlement of securities transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depository’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“indirect participants”). Persons who are not Participants may beneficially own securities held by the Depository only through Participants or indirect participants.

The Depository advises that pursuant to procedures established by it ownership of beneficial interests in the global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to Participants), by the Participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the global note is limited to such extent.

So long as a nominee of the Depository is the registered owner of the global note, such nominee for all purposes will be considered the sole owner or holder of the Dollar Notes under the Dollar Notes Indenture. Except as provided below, owners of beneficial interests in the global note will not be entitled to have Dollar Notes registered in their names, will not receive or be entitled to receive physical delivery of Dollar Notes in definitive form, and will not be considered the owners or holders thereof under the Dollar Notes Indenture.

Neither GE, the Dollar Notes Trustee, any paying agent nor any registrar of the Dollar Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Principal and interest payments on the Dollar Notes registered in the name of the Depository’s nominee will be made in immediately available funds to the Depository’s nominee as the registered owner of the global note. Under the terms of the Dollar Notes Indenture, GE and the Dollar Notes Trustee will treat the persons in whose names the Dollar Notes are registered as the owners of such Dollar Notes for the purpose of receiving payment of principal and interest on such Dollar Notes and for all other purposes whatsoever. Therefore, neither GE, the Dollar Notes Trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the Dollar Notes to owners of beneficial interests in the global note. The Depository has advised GE and the Dollar Notes Trustee that its current practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the global note as shown in the records of the Depository. The Depository’s current practice is to credit such accounts, as to interest, in next-day funds and, as to principal, in same-day funds. Payments by Participants and indirect participants to owners of beneficial interests in the global note will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of the Participants or indirect participants.

If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue

Dollar Notes in definitive form in exchange for the global note. In addition, the Company may at any time determine not to have the Dollar Notes represented by a global note and, in such event, will issue Dollar Notes in definitive form in exchange for the global note. In either instance, an owner of a beneficial interest in the global note will be entitled to have Dollar Notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Dollar Notes in definitive form. Dollar Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

Same-Day Settlement

The Dollar Notes will trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Dollar Notes will therefore settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Dollar Notes.

Subordination

The Dollar Notes are subordinated in right of payment, to the extent and in the manner set forth in the Dollar Notes Indenture, to all indebtedness for borrowed money of GE, whether currently outstanding or hereafter incurred, which is not by its terms subordinate to other indebtedness of GE (the “Superior Indebtedness”). In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to GE or its property, and, except as otherwise provided in the Dollar Notes Indenture, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of GE, whether or not involving insolvency or bankruptcy proceedings, all principal, premium, if any, and interest on the Superior Indebtedness will be paid in full before any payment is made by GE on the Dollar Notes. In the event that pursuant to the terms of the Dollar Notes Indenture the Dollar Notes are declared due and payable because of the occurrence of an Event of Default, as provided in the Dollar Notes Indenture, and the previous sentence is not applicable, the holders of the Dollar Notes shall be entitled to payment from GE only after the Superior Indebtedness outstanding at the time the Dollar Notes so becomes due and payable because of such Event of Default shall first have been paid in full or such payment shall have been provided for.

In addition, although the Dollar Notes are not expressly subordinated in right of payment to the indebtedness for borrowed money of the subsidiaries of GE to unaffiliated third parties (the “Subsidiary Indebtedness”), the Subsidiary Indebtedness is structurally superior in right of payment to the Dollar Notes.

Modification of the Dollar Notes Indenture

The Dollar Notes Indenture contains provisions permitting GE and the Dollar Notes Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Dollar Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Dollar Notes Indenture or any supplemental indenture or modifying in any manner the rights of the holders of Dollar Notes, provided that no such supplemental indenture shall, among other things (i) extend the fixed maturity of the Dollar Notes or reduce the principal amount thereof (including the amount payable upon acceleration of the maturity thereof), reduce the redemption premium thereon or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Dollar Note so affected or (ii) reduce the aforesaid percentage of such

Dollar Notes, the consent of the holders of which is required for any supplemental indenture, without the consent of the holder of each such Dollar Note so affected.

Events of Default

An Event of Default with respect to the Dollar Notes is defined in the Dollar Notes Indenture as being: default in payment of any principal or premium, if any, on any Dollar Notes; default for 30 days in payment of any interest on any Dollar Notes; default in the making or satisfaction of any sinking fund payment or analogous obligation on the Dollar Notes; default for 60 days after notice in performance of any other covenant in respect of the Dollar Notes in the Dollar Notes Indenture; a default, as defined, with respect to any other series of notes outstanding under the Dollar Notes Indenture or as defined in any other indenture or instrument evidencing or under which GE has outstanding any indebtedness for borrowed money, as a result of which such other series or such other indebtedness of GE shall have been accelerated and such acceleration shall not have been annulled within 10 days after written notice thereof (provided, that under the Dollar Notes Indenture the resulting Event of Default with respect to such series may be remedied, cured or waived by the remedying, curing or waiving of such other default under such other series or such other indebtedness); or certain events of bankruptcy, insolvency or reorganization in respect of GE. The Dollar Notes Indenture requires GE to file with the Dollar Notes Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. No Event of Default with respect to a particular series of notes under the Dollar Notes Indenture necessarily constitutes an Event of Default with respect to any other series of notes issued thereunder.

The Dollar Notes Indenture provides that if an Event of Default with respect to the Dollar Notes shall have occurred and be continuing, either the Dollar Notes Trustee thereunder or the holders of 25% in aggregate principal amount of the outstanding Dollar Notes may declare the principal of all the Dollar Notes to be due and payable immediately, but under certain conditions such declaration may be annulled by the holders of a majority in principal amount of the Dollar Notes then outstanding. The Dollar Notes Indenture provides that past defaults with respect to the Dollar Notes (except, unless theretofore cured, a default in payment of principal of, premium, if any, or interest, if any, on any of the Dollar Notes, or the payment of any sinking fund instalment or analogous obligation on the Dollar Notes) may be waived on behalf of the holders of all the Dollar Notes by the holders of a majority in principal amount of the Dollar Notes then outstanding.

The Dollar Notes Trustee shall be under no obligation to exercise any of its rights or powers under the Dollar Notes Indenture at the request, order or direction of any of the holders of Dollar Notes issued thereunder unless such holders shall have offered to the Dollar Notes Trustee reasonable indemnity. The Dollar Notes Indenture provides that the holders of a majority in principal amount of the Dollar Notes issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Dollar Notes Trustee thereunder, or exercising any trust or power conferred on the Dollar Notes Trustee, with respect to the Dollar Notes, provided that the Dollar Notes Trustee may decline to follow any such direction if it determines that the proceedings so directed would be illegal or involve it in any personal liability.

Certain Covenants of the Company

The Dollar Notes Indenture does not restrict GE, other than as set forth below, from engaging in any highly leveraged transaction, reorganization, restructuring, merger or similar transaction, or from incurring additional indebtedness or causing its subsidiaries to incur additional indebtedness, any of which transactions could have a material adverse effect on the holders of the Dollar Notes.

As set forth in the Dollar Notes Indenture, GE has covenanted that it will not merge or consolidate with any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any corporation, unless (i) GE, shall be the continuing corporation, or the successor corporation (if other than GE) shall, by supplemental indenture satisfactory to the Dollar Notes Trustee, executed and delivered to the Dollar Notes Trustee by such corporation, expressly assume the due and punctual payment of the principal of and, premium, if any, and interest, if any, on all the debt securities issued under the Dollar Notes Indenture, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Dollar Notes Indenture to be performed by GE, and (ii) GE or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, be in default in the performance of any such covenant or condition. In the event of any such sale, conveyance (other than by way of lease), transfer or other disposition, the predecessor company may be dissolved, wound up and liquidated at any time thereafter.

In addition to the above, GE has covenanted in the Dollar Notes Indenture that, in case of any such consolidation, merger, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for GE with the same effect as if it had been named therein as GE and GE shall be relieved of any further obligation under the Dollar Notes Indenture and under the debt securities issued thereunder. The Dollar Notes Indenture provides that any such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of GE any or all of the debt securities issuable thereunder which theretofore shall not have been signed by GE and delivered to the Dollar Notes Trustee; and, upon the order of such successor corporation, instead of GE, and subject to all the terms, conditions and limitations in the Dollar Notes Indenture prescribed, the Dollar Notes Trustee shall authenticate and shall deliver any debt securities issued thereunder which previously shall have been signed and delivered by the officers of GE to the Dollar Notes Trustee for authentication, and any debt securities which such successor corporation thereafter shall cause to be signed and delivered to the Dollar Notes Trustee for that purpose. All the debt securities so issued shall in all respects have the same legal rank and benefit under the Dollar Notes Indenture as the debt securities theretofore or thereafter issued in accordance with the terms of the Dollar Notes Indenture as though all of such debt securities had been issued at the date of the execution, hereof.

Concerning the Dollar Notes Trustee

GE maintains bank accounts and has other customary banking relationships with the Dollar Notes Trustee, all in the ordinary course of business.

Governing Law

The Dollar Notes Indenture and the Dollar Notes are governed by, and construed in accordance with, the laws of the State of New York.